EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Sheree Aronson (714) 247-8290 sheree.aronson@amo-inc.com

Media Contact:	Steve Chesterman (714) 247-8711 steve.chesterman@amo-inc.com

ADVANCED MEDICAL OPTICS ANNOUNCES

FIRST-QUARTER 2004 RESULTS

•	Revenue Up 14.6% vs. One Year Ago
•	Pro Forma Diluted EPS of $0.15 vs. Breakeven One Year Ago
•	Company Increases 2004 Revenue and EPS Guidance

(SANTA ANA, CA), April 22, 2004 – Advanced Medical Optics, Inc. (AMO) [NYSE: AVO], a global leader in ophthalmic surgical devices and eye care products, today announced financial results for the first quarter of 2004.

Net revenue rose 14.6 percent to $150.3 million compared with last year’s first quarter, reflecting solid sales gains in the company’s ophthalmic surgical and eye care businesses and favorable foreign currency exchange rates. Excluding the effect of currency, revenue grew 5.4 percent for the first quarter, compared to the same period in 2003.

Pro forma net income for the first quarter of 2004 was $4.6 million, or $0.15 per diluted share, compared to $91,000, or breakeven performance on a diluted earnings-per-share basis in the year-ago quarter. Reported net income for the first quarter, which includes the unrealized gain on derivative instruments, was $4.7 million, or $0.15 per diluted share, compared to a net loss of $93,000, or breakeven earnings-per-share performance, in the year-ago quarter.

“AMO continues to achieve strong sales growth in both businesses,” said James V. Mazzo, president and chief executive officer. “The differentiated new technologies we launched in 2003, including our COMPLETE® MoisturePLUSTM solution and Sovereign® Compact™ system with WhiteStar™ technology, are further expanding our already strong lineup of ophthalmic surgical and eye care product lines. This success demonstrates the strength of our strategy to deliver sustainable technologies that improve practitioner productivity and patient outcomes.”

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AMO Announces First Quarter 2004 Results – Page 2

Commenting on regional performance, Mazzo added, “Our international sales growth during the quarter was solid. Our sales performance in the Americas, which was up 12 percent compared to the same period last year, continued to gain momentum, reflecting the benefits of our increased focus and investment in the U.S. sales organization.”

AMO is revising upward its revenue and earnings-per-share guidance for 2004. The company now expects net revenue for 2004 to be between $635 million and $645 million, and diluted pro forma earnings per share to be between $1.02 and $1.04. The company expects second quarter 2004 pro forma earnings per share to be $0.24 or $0.25. This guidance excludes any impact associated with the company’s planned acquisition of Pfizer Inc.’s surgical ophthalmology business.

AMO announced yesterday that it has signed a definitive agreement to acquire the Pfizer surgical ophthalmology business in a strategic transaction valued at $450 million. AMO will acquire the Healon® line of viscoelastic products used in ocular surgery, CeeOn® and Tecnis® intraocular lenses (IOL) used in cataract surgery and the Baerveldt® glaucoma shunt. These assets generated annual sales of approximately $150 million in 2003. AMO will also acquire manufacturing and R&D facilities in Groningen, Netherlands, Uppsala, Sweden and Bangalore, India.

The transaction is subject to customary closing conditions, regulatory approval and expiration of the requisite waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. AMO expects to close the transaction, which will be financed with a combination of debt and equity, this summer. AMO expects the transaction to be accretive to pro forma earnings in 2004 and beyond, excluding certain transaction costs. After closing the transaction and finalizing the capital structure, AMO expects to provide more detailed guidance regarding the level of accretion and integration plans associated with the transaction.

Ophthalmic Surgical

The company’s ophthalmic surgical revenue grew 15.9 percent in the first quarter to $78.3 million, compared to $67.5 million in the year-ago quarter. Excluding the effect of currency, ophthalmic surgical revenue grew 7.1 percent.

In the first quarter, total IOL revenue was $51.6 million, compared to revenue of $45.9 million in the first quarter of 2003, representing a 12.5 percent increase. This increase is primarily attributable to continuing demand for the company’s proprietary OptiEdge® series, including the Sensar® acrylic and Clariflex® silicone IOLs.

Also contributing to the company’s surgical revenue growth in the first quarter were increased equipment and surgical pack sales related to the Sovereign® franchise, which includes the Sovereign® and Sovereign®Compact™ systems with WhiteStar™ technology. This proprietary phacoemulsification technology uses multi-pulsed ultrasound energy and sophisticated fluidics to emulsify the nucleus during cataract surgery.

Eye Care

AMO’s eye care business also achieved improved sales results in the quarter, with revenue of $72.0 million, up 13.2 percent compared to $63.7 million in 2003’s first quarter. Excluding the effect of currency, growth was 3.6 percent for the quarter.

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AMO Announces First Quarter 2004 Results – Page 3

In Europe and Japan, the company’s eye care products continued to hold leading positions. In the United States, the company’s flagship branded product line, COMPLETE®, demonstrated strength, continuing to grow faster than the market and leading competitors. The COMPLETE® branded product line sales grew 23.7 percent in the first quarter, compared to the same period of 2003.

Financial Highlights

The company reported gross profit of $90.6 million for the first quarter of 2004, up 11.7 percent from $81.2 million a year ago. The gross margin for the period was 60.3 percent, compared to 61.9 percent in the first quarter of 2003. The decline in gross margin is consistent with previously announced guidance and is attributable to unabsorbed manufacturing overhead costs associated with bringing on line the company’s recently acquired eye care manufacturing facility in Madrid, Spain, as well as expansion of its eye care manufacturing facility in Hangzhou, China. As highlighted in last quarter’s conference call, these actions are part of the original spin-off plan that requires AMO to transition away from its manufacturing arrangement with its former parent, Allergan, Inc., by mid-2005.

For the first quarter of 2004, SG&A expenses were $71.1 million, or 47.3 percent of sales, compared to $67.6 million, or 51.5 percent of sales, for the first quarter of 2003. Higher sales and better leveraging of the cost structure were primary reasons for the quarter-over-quarter decline in SG&A as a percent of sales.

Research and development expenses were $9.0 million for the first quarter of 2004 compared to $8.8 million in the same period one year ago. The company is focusing investment in R&D to produce a stream of clinically significant products. Among the R&D projects set for launch in 2004 are enhancements to the company’s phacoemulsification platform, a next generation Amadeus™ microkeratome, the VERISYSE™ phakic IOL for correction of myopia and a new contact lens rewetter.

Operating income for the quarter rose to $10.5 million from $4.8 million in the same quarter last year. The operating margin for the first quarter of 2004 was 7.0 percent, compared to 3.6 percent in the first quarter of 2003.

“At the beginning of the year, we launched a reorganization designed to streamline and standardize our operations and generate greater leverage from our global infrastructure,” said Richard A. Meier, executive vice president of operations and finance and chief financial officer. “Set for completion in 2005, this reorganization is progressing smoothly and should help us to expand operating margins this year and next, as well as provide the basis for the integration of Pfizer’s ophthalmic surgical business.”

Reported non-operating expenses for the first quarter were $3.1 million, compared to $4.9 million for the same period last year. Pro forma non-operating expenses in the first quarter were $3.3 million, compared to $4.6 million in the first quarter of 2003. The decline reflects the reduction in interest expense resulting from the company’s recapitalization and debt repayment in 2003.

For the period ended March 26, 2004, the company’s effective tax rate was 36 percent, compared to 39 percent in the first quarter last year. This decline is attributable to a more tax-advantaged capital structure and better alignment of sales, operations and supply chain functions with the company’s financial objectives.

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AMO Announces First Quarter 2004 Results – Page 4

Pro Forma Explanation & Guidance

The company provides its earnings results in two formats. The first format represents reported, or GAAP, results and the second format presents pro forma, or comparable, results. The pro forma results exclude the unrealized gain or loss on derivative instruments. A reconciliation of reported and pro forma earnings per share for the quarter is provided in the attachments to this press release and is available on the company’s Web site at www.amo-inc.com under the section entitled “Investors/Media.”

The company’s management uses pro forma results to measure and compare its regional and global performance absent the impact of foreign currency fluctuations on currency derivatives. Additionally, management believes this format is useful for investors to perform more meaningful comparisons of operating results.

AMO’s guidance for the second quarter and full-year 2004 earnings per share is provided on a pro forma basis. Earnings-per-share guidance excludes the effect of unrealized gains or losses on derivative instruments due to the unpredictability of foreign currency fluctuations. AMO does not provide a reconciliation of projected pro forma earnings per share to expected reported results due to the unknown effect and potential significance of foreign currency fluctuations on the fair value of its currency derivatives.

Live Webcast & Audio Replay

Mr. Mazzo and Mr. Meier will host a live Web cast to discuss first-quarter results and future expectations today at 10:00 a.m. EDT. To participate, visit the company’s Investors/Media site at www.amo-inc.com. Audio replay will be available at approximately noon EDT today and will continue through midnight EDT on Thursday, May 6, at 800-642-1687 (Passcode 6682242) or by visiting www.amo-inc.com.

About Advanced Medical Optics

Advanced Medical Optics, Inc. (AMO) is a global leader in the development, manufacturing and marketing of ophthalmic surgical and contact lens care products. The company focuses on developing a broad suite of innovative technologies and devices to address a wide range of eye disorders. Products in the ophthalmic surgical line include foldable intraocular lenses, phacoemulsification systems, viscoelastics and related products used in cataract surgery, and microkeratomes used in LASIK procedures for refractive error correction. AMO owns or has the rights to such well-known ophthalmic surgical product brands such as Phacoflex®, Clariflex®, Array® and Sensar® foldable intraocular lenses, the Sovereign® phacoemulsification system with WhiteStar™ technology and the Amadeus™ microkeratome. Products in the contact lens care line include disinfecting solutions, daily cleaners, enzymatic cleaners and lens rewetting drops. Among the well-known contact lens care product brands the Company possesses are COMPLETE®, COMPLETE® Blink-N-Clean®, COMPLETE® Moisture PLUS™, Consept®F, Consept® 1 Step, Oxysept® 1 Step, UltraCare®, Ultrazyme®, Total Care® and blink™ branded products. Amadeus is a licensed product of, and a trademark of, SIS, Ltd. OptiEdge is a trademark of Ocular Sciences, Inc.

Advanced Medical Optics, Inc. is based in Santa Ana, California, and employs approximately 2,300 worldwide. The company has direct operations in about 20 countries and markets products in approximately 60 countries. For more information, visit www.amo-inc.com.

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AMO Announces First Quarter 2004 Results – Page 5

Forward-Looking Statements

This press release contains forward-looking statements and forecasts about AMO and its businesses, such as management’s revenue and earnings guidance for the second quarter and full year of 2004. Because forecasts are inherently estimates that cannot be made with precision, the company’s performance may at times differ from its estimates and targets, and the company often does not know what the actual results will be until after a quarter’s end. Therefore, the company will not report or comment on its progress during the quarter. Any statement made by others with respect to progress mid-quarter cannot be attributed to the company.

Statements in this press release regarding the agreement with Pfizer and expected accretion, closing date and sources of financing, as well as Mr. Mazzo’s and Mr. Meier’s statements, and any other statements in this press release that refer to AMO’s estimated or anticipated future results, are forward-looking statements. All forward-looking statements in this press release reflect AMO’s current analysis of existing trends and information and represent AMO’s judgment only as of the date of this press release. Actual results may differ from current expectations based on a number of factors affecting AMO’s businesses and the proposed transaction, including but not limited to receipt of regulatory approvals required for the transaction, completion of financing and the satisfaction of all closing conditions, risks associated with the integration and operation of the acquired business, and changing competitive, regulatory and market conditions; the performance of new products and the continued acceptance of current products; the execution of strategic initiatives and alliances; AMO’s ability to maintain a sufficient supply of products and successfully transition its manufacturing of eye care products; product liability claims or quality issues; litigation; and the uncertainties associated with intellectual property protection for the company’s products. In addition, matters generally affecting the domestic and global economy, such as changes in interest and currency exchange rates, can affect AMO’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. AMO disclaims any intent or obligation to update these forward-looking statements.

Additional information concerning these and other risk factors may be found in previous financial press releases issued by AMO. AMO’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Certain Factors and Trends Affecting AMO and its Businesses” in AMO’s 2003 Form 10-K include information concerning these and other risk factors. Copies of press releases and additional information about AMO are available at www.amo-inc.com, or you can contact the AMO Investor Relations Department by calling 714-247-8348.

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AMO Announces First Quarter 2004 Results – Page 6

Advanced Medical Optics, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
(in thousands, except per share amounts)	March 26, 2004	March 28, 2003
Net sales:
Ophthalmic surgical	$78,265	$67,517
Eye care	72,042	63,659

	150,307	131,176
Cost of sales	59,672	50,020

Gross profit	90,635	81,156
Selling, general and administrative	71,139	67,608
Research and development	9,017	8,784

Operating income	10,479	4,764

Non-operating expense (income):
Interest expense	3,743	4,851
Unrealized (gain) loss on derivative instruments	(276)	301
Other, net	(405)	(236)

	3,062	4,916

Earnings (loss) before income taxes	7,417	(152)
Provision (benefit) for income taxes	2,670	(59)

Net earnings (loss)	$4,747	$(93)

Net basic earnings (loss) per share	$0.16	$(0.00)

Net diluted earnings (loss) per share	$0.15	$(0.00)

Weighted average number of shares outstanding:
Basic	29,420	28,749
Diluted	31,139	28,749

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AMO Announces First Quarter 2004 Results – Page 7

Advanced Medical Optics, Inc.

Global Sales

(Unaudited)

(In thousands)

	Three Months Ended
	March 26, 2004	March 28, 2003
Geographic sales:
Americas	$45,293	$40,486
Europe/Africa/Middle East	54,909	46,771
Japan	36,888	34,782
Asia Pacific	13,217	9,137

	$150,307	$131,176

Product sales:
Ophthalmic surgical:
Intraocular lenses	$51,611	$45,875
Phacoemulsification products	17,564	13,530
Other	9,090	8,112

Total Ophthalmic surgical	78,265	67,517

Eye care:
Multi-purpose solutions	32,466	31,214
Hydrogen-peroxide solutions	23,783	19,456
Other	15,793	12,989

Total Eye care	72,042	63,659

	$150,307	$131,176

	Three Months Ended		% Growth	% Constant Currency	% Exchange Impact
	March 26, 2004	March 28, 2003
Net sales:
Ophthalmic surgical	$78,265	$67,517	15.9%	7.1%	8.8%
Eye care	72,042	63,659	13.2%	3.6%	9.6%

	$150,307	$131,176	14.6%	5.4%	9.2%

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AMO Announces First Quarter 2004 Results – Page 8

Advanced Medical Optics, Inc.

Pro Forma Condensed Consolidated Statements of Operations (1)

Reconciliation of GAAP to Non-GAAP Information

(Unaudited)

	Three Months Ended March 26, 2004				Three Months Ended March 28, 2003
(in thousands, except per share amounts)	GAAP	Adjustments		Pro Forma	GAAP	Adjustments		Pro Forma
Net sales:
Ophthalmic surgical	$78,265	$—		$78,265	$67,517	$—		$67,517
Eye care	72,042			72,042	63,659			63,659

	150,307			150,307	131,176			131,176
Cost of sales	59,672			59,672	50,020			50,020

Gross profit	90,635			90,635	81,156			81,156
Selling, general and administrative	71,139			71,139	67,608			67,608
Research and development	9,017			9,017	8,784			8,784

Operating income	10,479			10,479	4,764			4,764

Non-operating expense (income):
Interest expense	3,743			3,743	4,851			4,851
Unrealized (gain) loss on derivative instruments	(276)	276	(2)	—	301	(301	)(2)	—
Other, net	(405)			(405)	(236)			(236)

	3,062	276		3,338	4,916	(301)		4,615

Earnings (loss) before income taxes	7,417	(276)		7,141	(152)	301		149
Provision (benefit) for income taxes	2,670	(99	)(3)	2,571	(59)	117	(3)	58

Net earnings (loss)	$4,747	$(177)		$4,570	$(93)	$184		$91

Net basic earnings (loss) per share	$0.16			$0.16	$(0.00)			$0.00

Net diluted earnings (loss) per share	$0.15			$0.15	$(0.00)			$0.00

Weighted average number of shares outstanding:
Basic	29,420			29,420	28,749			28,749
Diluted	31,139			31,139	28,749			29,479

(1)	The Pro Forma Condensed Consolidated Statements of Operations exclude the unrealized (gain) loss on derivative instruments. See below for additional detail.
(2)	To exclude the unrealized (gain) loss on derivative instruments.
(3)	Related tax effect of adjustment above.

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AMO Announces First Quarter 2004 Results – Page 9

Advanced Medical Optics, Inc.

Other Financial Information

(Unaudited)

(In thousands)

	March 26, 2004	December 31, 2003
Cash and equivalents	$47,178	$46,104
Trade receivables, net	133,927	130,423
Inventories	40,346	41,596
Working capital, excluding cash	92,902	91,087
Long-term debt, aggregate principal amount	232,403	233,283

	Three Months Ended
	March 26, 2004	March 28, 2003
Depreciation and amortization	$3,692	$3,891
Capital expenditures	4,881	3,391

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